Source: *Trxade Health, Inc.*

August 22, 2023 08:05 ET

Superlatus, Newly Merged with TRxADE HEALTH, Agrees to Acquire The Urgent Company, Inc. and its portfolio of Consumer Brands from Perfect Day, Inc.

- *Combined company, focused on sustainable, equitable food portfolio, expected to more readily penetrate new markets and accelerate transition to animal-free brands*
- *Once complete, transaction immediately accretive to Superlatus revenues.*

TAMPA, FL, Aug. 22, 2023 (GLOBE NEWSWIRE) -- TRxADE HEALTH, Inc. (NASDAQ: MEDS), a pharmaceutical exchange platform provider that recently merged with food technology and distribution company Superlatus, Inc., today entered into a binding agreement to acquire The Urgent Company, Inc. and its Coolhaus, Brave Robot, Modern Kitchen and California Performance Co. consumer brands from Perfect Day, Inc.

The acquisition is expected to strengthen Superlatus' leadership in the production of sustainable and equitable food products and enable the combined company to more readily enter new markets and expand market share.

As part of the acquisition, Natasha Case, Founder of Coolhaus will rejoin the brand as Chief Brand Officer and will also be an advisor to Superlatus' broader portfolio of brands.

This deal will continue to accelerate the expansion of the acquired brands' retail footprint. The acquired brands' products are sold in more than 6,000 stores nationwide including Whole Foods, Thrive Market, Kroger, and Costco as well as many independent markets across the country.

"We are excited to welcome the Coolhaus, Brave Robot, Modern Kitchen and California Performance Co. brands to our portfolio of CPG assets," said Superlatus interim CEO Tim Alford. "Together, our shared interest in the sustainable and equitable food sectors will, we believe, allow us to expand our market presence and pursue a number of new opportunities to grow our brands together."

"In addition, once complete, this acquisition will help accelerate both companies' environmental mission to transition our products to animal free in the months and years ahead."

The Urgent Company general manager and co-founder Paul Kollesoff added, "Bringing together our companies' social and climate missions is deeply meaningful to us. We believe the work we do now will determine if our children can continue to enjoy the food we eat and the planet we inhabit for years to come. This deal also directly speaks to the value The Urgent Company has created in the precision fermentation category and will help continue to satisfy the growing consumer appetite for these delicious, sustainable products."

About The Urgent Company

The Urgent Company is a new type of CPG company, one with a singular focus on the next generation of consumer brands that harness the latest in innovation and science to create revolutionary, delicious, and sustainable animal-free foods with less impact on the planet. The Urgent Company made its marketplace premiere with the launch of Brave Robot, a revolutionary ice cream made with Perfect Day's non-animal whey protein, which uses science and a little bit of technology to remove animals from the equation without sacrificing the indulgent taste and texture of dairy. The Urgent Company strives to be different, while making a difference. They exist

for the future and believe that if things don't change now, there will be nothing left for tomorrow. Visit theurgentcompany.com to learn more.

About Superlatus, Inc.

Superlatus is a diversified food technology company with distribution capabilities. We scale food innovation and transformational change to our food systems to optimize food security and population health via innovative CPG products, agritech, foodtech, plant-based proteins and alt-proteins. We provide industry-leading processing and forming technologies that create high nutrition, high taste, and textured foods. Our management team consists of world-class food executives with an unparalleled understanding of technology and taste. For more information on Superlatus, please visit Superlatus' website at https://www.superlatusfoods.com.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving approximately 14,500+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. The Company plans to exit the health services IT business. For more information on TRxADE HEALTH, please visit the Company's IR websiteat investors.trxadegroup.com.

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